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                                 EXHIBIT 10(A)

                  EMPLOYMENT AGREEMENT MICHAEL J. BROWN, SR.
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                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of this 13th day of September, 1995 between Harbor Federal Savings Bank whose principal place of business is located at 100 S. Second Street, Fort Pierce, Florida 34950, Harbor Financial, M.H.C. (together, "Employer"), and Michael J. Brown Sr., whose residence is 10960 Kimberfyld Lane, Port St. Lucie, Florida ("Employee").

1.  Term of Employment.
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     1.1. Initial Term.  The Employer hereby employees the Employee and the
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Employee hereby accepts employment with the Employer for an initial term of two
(2) years and four (4) months beginning on September 13, 1995 and terminating on January 6, 1988 (the "Initial Term").

     1.2. Renewal.  This Employment Agreement and the employment term may be
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extended for additional periods not to exceed one (1) year upon successive
Anniversary Date of each year beginning on January 6, 1996, provided that the Board of Directors of Employer specifically reviews the Employment Agreement and the arrangements herein and adopts a resolution not later than thirty (30) days prior to the Anniversary Date affirmatively approving the extension of the Employment Agreement for such additional term not to exceed one (1) year as the Board shall determine. Without such approvals the Employment Agreement shall expire three (3) years from the date of the last approval or, if the Board does not make such an approval, at the end of the Initial Term. Any such renewal term shall be upon such terms, conditions and for such compensation as the parties shall mutually agree in writing.

     1.3. "Employment Term " Defined.  As used herein, the phrase "Employment
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Term" refers to the entire period of employment of the Employee hereunder, whether for the Initial Term provided above, or extended for terms as provided at Section 1.2 above.

2. Duties of Employee.
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     2.1. General Duties.  Employee has, for a number of years, served as
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President and Chief Executive Officer of Employer, and shall continue to serve in that position, with the duties and responsibilities customary to that office. During the Employment Term, Employee's title and specific reporting responsibilities may be changed by action of Employer's Board of Directors in the light of changing circumstances of Employer, including specifically a transaction described in Section 4.9 hereof, providing that Employee shall at all times during the term hereof have a substantial executive position in keeping with the dignity and prestige of his present position. He shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Employer, subject always to the policies set by the Board of Directors, in accordance with any and all governing rules and regulations of regulatory agencies.










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     2.2.  Devotion of Entire Time to Employer's Business. The Employee shall
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devote his entire productive time, ability and attention during normal business hours to the business of the Employer during the Employment Term. The employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization for compensation without the prior written consent of the Board of directors of the employer; providing, however, that the foregoing shall not preclude reasonable participation as a member in community, civic or similar organizations, or the pursuit of personal investments which do not interfere with normal business activities for Employer.

     2.3.  No Other Agreements. The Employee shall have no employment contract
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or other written or oral Agreement concerning employment as President and Chief
Executive Officer of Employer with any entity or person other than Employer.

     2.4.  Uniqueness of Employee's Services. The Employee hereby represents
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that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. The Employee therefore expressly agrees that the Employer, in addition to any other rights or remedies which the Employer may possess, shall be entitled to injunctive and other equitable relief to present a breach of this Agreement by the Employee.

     2.5.  Location and Travel. Employee's principal office shall continue to be
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located in St Lucie County, Florida throughout the Employment Term. Such office may be relocated elsewhere in St Lucie County, but any relocation of the Employer's principal office outside St Lucie County without the Employee's consent shall be treated as a termination not for cause under Section 4.1 and shall entitle the Employee to all applicable benefits under Section 4.

3. Compensation of Employee
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     3.1.  Salary. As compensation for his services hereunder, the Employee
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shall, during the first year of his employment hereunder, receive a base annual salary equal to that in effect on the commencement of the Initial Term payable in accordance with the general payroll practice of Employer and any bonus compensation as determined by the Board of Directors or the Compensation Committee. During each succeeding calendar year or portion thereof, his salary shall be adjusted to equal the greater of (a) the past year base salary, or (b) an amount which includes an annual increase as determined by the Board of Directors or the Compensation Committee of the Board of Directors.

     3.2.  Employee Benefit Programs. Employee shall be entitled to continue
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participation in all employee benefit, bonus, pension, restricted stock, supplemental retirement plan, profit sharing plans and similar programs in which he is now participating, including programs of insurance, civic and social clubs, professional organizations and to participate throughout the Employment Term in these, and in all programs subsequently adopted by Employer for senior management personnel.

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4. Termination of Employment.
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     4.1.  By Employer. Employer's Board of Directors may terminate Employee's
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employment at any time by giving written notice of such termination to Employee in the manner provided below for the giving of notices, such termination to be effective on a date specified therein which is not less than sixty (60) days from the date of such notice; provided, however, any termination other than for cause shall not prejudice the Employee's right to compensation and other benefits under this Agreement during the balance of the Employment Term (as provided at Section 1.3, and without regard to such termination). Such compensation shall be paid at the same time as current wages are payable, or, at the election of Employee, in a lump sum paid at the effective date of termination, but without any discount for such prepayment. Employee's participation in all benefit programs shall continue throughout the Employment Term (as provided at Section 1.3, and without regard to such termination) as if Employee were still an employee. The amounts payable to Employee under this
Section 4.1 shall not be reduced by any amounts earned by Employee from other employment or otherwise, and the Employee shall be under no duty to seek other employment, or otherwise to mitigate the amounts payable hereunder. Employee shall have the right (but not the obligation) at any time following receipt of notice of termination under this Section 4.1 until the effective date thereof to resign as an officer and/or as a Director of Employer while continuing to serve as an employee at the same compensation, but with such reduction in duties as may be appropriate in order that Employee shall no longer be an officer of Employer within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

     4.2.  Termination for Cause. Employee shall have no right to receive
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compensation or other benefits for any period after termination for cause. For purposes of this Agreement, "cause" shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, material breach of any provision of this Agreement, fraud, dishonesty, or felonious activities which result in a conviction in any court of competent jurisdiction.

     4.3.  Temporary Suspension. If Employee is suspended from office and/or
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temporarily prohibited from participating in the conduct of Employer's affairs by a notice served under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act ("FDI Act"), Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion: (a) pay Employee all or part of the compensation withheld while its contract obligations were suspended and (b) reinstate (in whole or in part) any of its obligations which were suspended.

     4.4.  Permanent Removal From Office. If Employee is removed from office
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and/or permanently prohibited from participating in the conduct of Employer's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDI Act, obligations of Employer under this

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Agreement shall terminate as of the effective date of the Order, but vested rights of the contracting parties shall not be affected.

     4.5.  Default of Employer. If Employer is in default (as defined in Section
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3(x)(1) of the FDI Act, all obligations under this Agreement shall terminate as of the date of default, but vested rights of the parties under this Agreement shall not be affected.

     4.6.  Termination by Regulatory Agency. All obligations under this
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Agreement shall be terminated, except to the extent it is determined that the continuation of this Agreement is necessary for the continued operation of the
Employer: (i) by the Director of the Office of Thrift Supervision, or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director of the Office of Thrift Supervision, or his or her designee, at the time the Director, or his or her designee, approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined by the Director to be in an unsafe or unsound condition.

     4.7.  Effect of Certain Terminations. Upon a termination of the Employment
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Term pursuant to any of Sections 4.2 through 4.6 above, the Employer shall have no further liability or obligation to the Employee under this Agreement except to pay the Employee or his estate (i) all compensation accrued pursuant to
Section 3.1 through the Date of Termination and unpaid, and (ii) all sums payable and owed to the Employee as specified in Section 3.2 hereof.

     4.8.  Termination by the Employee.
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     (a)   The Employment Term and the obligations of the Employer and the
Employee under this Agreement shall terminate:

           (i)   upon the death of the Employee;

           (ii)  upon the date on which the Employee retires;

           (iii) if the Employee is incapacitated by accident, sickness, or otherwise so as to render the Employee, for a period of 180 consecutive days, mentally or physically incapable of performing the services required of the Employee under this Agreement (a "Disability") and, if requested by the Employer, the basis for such Disability is certified by a licensed physician, and if within thirty days after written notice of potential termination is given, the Employee shall not have returned to the performance of the Employee's duties hereunder on a full-time basis.

     (b)   Upon a termination of the Employment Term pursuant to (a)(i), (ii) or
(iii), above, the Employer shall have no further liability or obligation to the Employee under this Agreement

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except to pay the Employee or his estate (i) all compensation accrued pursuant to Section 3.1 through the Date of Termination and unpaid, and (ii) all sums payable and owed to the Employee as specified in Section 3.2 for expenses and benefits, in each case earned before termination of the Employment Term.

     (c) The Employee may also terminate his employment with the Employer at any time, by giving sixty (60) days written notice of such termination to the Employer in the manner provided for the giving of notices in Section 7.1. The Employee shall have no right to receive compensation, Severance Payments or other benefits for any period after the Date of Termination, unless such termination is as a result of one of the terminations described in Section 4.10, or such notice is a notice of nonrenewal. Such termination shall not prejudice any remedy which either party may have at law, in equity, or under this Agreement.

     4.9.  Effective of Employer's Merger, Transfer of Assets or Dissolution.
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This Agreement shall not, except as provided in 4.6 above, be terminated by any:
(a) merger or consolidation where the Employer is not the consolidated or surviving association, (b) transfer of all or substantially all of the assets of Employer, (c) voluntary or involuntary dissolution of Employer or (d) change in control as defined under the Change in Bank Control Act of 1978. The surviving or resulting association, the transferee of Employer's assets or the control person shall be bound by and have the benefit of the provisions of this Agreement, and Employer shall take all actions necessary to insure that such association, transferee or control person is bound by the provisions of this Agreement; it being understood, however, that Employee's job title, duties and reporting responsibilities may be realigned to reflect the fact that the combination has resulted in a larger organization with several personnel groups who must be integrated into a unified operational work force. In the event of a termination of the operations of Employer (other than a formal dissolution in connection with a reorganization, merger or other form of acquisitive reorganization), Employee shall not be entitled to any relief other than to receive the full amount of salary and benefits otherwise payable over the balance of the Employment Term, without discount for the fact that such payments are accelerated in time. Employee, in the event of such merger or consolidation or transfer of assets, dissolution or change in control, shall not be required to report to a location, as his place of work, more than 50 miles from his current residence.

     4.10. Additional Provisions Respecting Fringe Benefits on Termination. In
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the event of any termination pursuant to Section 4.1, Section 4.9 or this
Section 4.10 hereof then, in addition to all other rights of Employee hereunder, the following special provisions shall apply as to matters here specified:

           4.10.1 Any contrary provision of the Employer's employee stock option plan not withstanding, all stock options held by Employee shall become immediately exercisable, in full, notwithstanding any provisions herein for deferred "vesting" based on the completion of a specified period of employment, and such options shall remain exercisable for a period of twelve (12) months after the effective date of the termination of Employee's employment as specified in such notice.

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           4.10.2   (a)  If within one year following an occurrence of any of
the events described in Sections 4.9(a), (b), (c) or (d) above, the Employee's employment hereunder is terminated 1) by the Board for any reason other than:
(i) for cause; or (ii) as a result of the Employee's retirement or disability, or 2) by the Employee, after the occurrence of any of the following:

                         (A) without the express written consent of the Employee, a material diminution in his position, duties, responsibilities or status with the Employer from those in existence on the date of this Agreement, a material reduction in his compensation as defined in Section 3.1, benefits as defined in
           Section 3.2, a material reduction in his reporting responsibilities, titles or offices from those in effect on the date of this Agreement, or the removal from or failure to be re-elected to his current position, except in each case in connection with the termination of his employment pursuant to section 4.2 or due to the Employee's death, disability or retirement; or

                         (B) the failure by any successor to the Employer to assume this Agreement;

     (collectively known as an "Involuntary Termination"), then upon the Date of Involuntary Termination the Employee shall be entitled to receive the Employee's full basic salary pursuant to Section 3.1 and such other sums payable for expenses and benefits as specified in Section 3.2 through the Date of Involuntary Termination at the rate in effect at the time Notice of Termination is given, and, in lieu of any other payments due under this Agreement, the "Severance Payment" set forth in subparagraph (b) below.

                    (b) In the event of an Involuntary Termination, in lieu of any further salary payments to the Employee for periods subsequent to the date of the Involuntary Termination, the Employer shall pay to the Employee, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, subject to the limitation set forth in subparagraph (c), Severance Payments in an amount equal to three times the sum of:

                         (i) the Employee's base salary from the Employer during the 12-month period immediately preceding the Date of Involuntary Termination, plus

                         (ii) the amount of the bonuses received by the Employee from the Employer during the 12-month period immediately preceding the Date of Involuntary Termination, plus

                         (iii) the cost to the Employer of all benefits to which the Employee is entitled under Section 3.2 above during the 12-month period immediately preceding the Date of

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                                Involuntary Termination, including, without
                                limitation (but without duplication), any insurance, pension, savings, contingent stock, stock option or other employee benefit plans, excluding any amounts forfeited thereunder by reason of termination prior to vesting, plus

                         (iv) upon the election of the Employee at his sole discretion, an amount equivalent to the excess, if any, of the aggregate fair market value (measured as of the close of trading on the date of Involuntary Termination) of all shares of any class or series of the Employer's capital stock issuable upon exercise of then outstanding exercisable employee stock options granted to the Employee over the aggregate exercise price of such options; and such options shall thereupon be cancelled and of no further force or effect;

No Severance Payments shall be due or payable to the Employee under this Agreement in the event the Employee resigns or terminates his employment with the Employer or the Employer terminates the Employee's employment, except as specifically provided above.

                    (c) Amounts otherwise payable by the Employer to the Employee pursuant to Section 4.10.2(b) above shall not, in the aggregate, exceed the amount which is $100 less than three times the Employee's "base amount," as that term is defined in Section 280G(b)(3) of the Internal Revenue Code of 1986 (the "Code") or any successory provision, as such Section or provision may be amended and applicable to contracts entered into on the date of this Agreement.

                    (d) The full Severance Payment shall be made by the Employer to the Employee in a lump sum on the tenth business day (the "Payment Date") following the Date of Involuntary Termination; provided that the Employee may elect in writing, on the date this Agreement is executed, to have any such Severance Payment paid in installments.

                    (e) Any purported termination by the Employer or by the Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7.1 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

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5. Remedies in the Event of Controversies or Breach.
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     5.1.  Damages for Breach of Contract. In the event of a breach of this
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Agreement by either Employer or the Employee, resulting in damages to the other party, that party may recover from the party breaching the agreement any and all damages that may be sustained.

     5.2.  Additional Recovery. The parties recognize that in the event of any
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dispute as to Employee's entitlement to continuing compensation hereunder,
Employer's economic position is greatly stronger than that of Employee, and the Employee could be seriously damaged were Employer to stop the payment of compensation due to Employee in the case of a termination under Section 4.1, 4.9 or 4.10 by claiming that such termination was made pursuant to Sections 4.2 through 4.6. Accordingly, the parties have agreed that in the case of any termination which Employer contends is subject to Section 4.2 through 4.6, but Employee claims is subject to Section 4.1, if Employer continues to make compensation payment to Employee during resolution of such dispute that Employer shall be entitled to return of such payments, with interest at the discount rate payable by Employer on borrowings from its Federal Home Loan Bank, if it is ultimately determined that termination was subject to Sections 4.2 through 4.6; and if Employer shall cease such payments and it be determined that such termination was subject to Section 4.1, 4.9 or 4.10 hereof, that Employee shall be entitled to recovery of the amount due to Employee for payments not made, together with interest at the prime rate as announced from time to time by The
                                                                           ---
Wall Street Journal, and legal fees as provided at Section 5.3, and in addition,
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the term during which payments are to be made to Employee under Section 4.1, 4.9 or 4.10 shall be extended for a number of months equal to the number of months for which payments were not made. This provision is made by the parties hereto for the purpose of compensating Employee for the loss he will suffer in the case of an unfounded discontinuation of compensation payments, and to encourage fairness and equal dealing between the parties in the event of a dispute.

     5.3.  Attorney's Fees and Costs. If any action at law or in equity is
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necessary to enforce or interpret the terms of this Agreement, the Employee shall be entitled to reasonable attorney's fees, costs and necessary disbursements if he receives a legal judgment or settlement in his favor.

6. Golden Parachute.
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     6.1.  Payments. Any payments to the Employee pursuant to the Agreement or
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otherwise are subject to and conditioned upon their compliance with 12 U.S.C,
(S) 1828(k) and any regulations promulgated thereunder to the extent such may be applicable.

7. General Provisions.
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     7.1.  Notices. Any notices to be given hereunder by either party to the
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other may be effected by personal delivery in writing or by mail, registered or certified postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses

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appearing in the introductory paragraph of this Agreement, but each party may change his address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of the second day following deposit in the United States mail.

     7.2.  Entire Agreement. This Agreement supersedes any and all other
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agreements, either oral or in writing, other than certain stock option agreements, between the parties hereto with respect to the employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

     7.3.  Partial Invalidity. If any provision in this Agreement is held by a
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court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     7.4.  Assignment. This Agreement and the rights and obligations of the
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parties hereto shall bind and inure to the benefit of any successor or successors of the Employer and any assignee of all or substantially all of its business and properties, but except as to such successor or assignee of the Employer, neither this Agreement nor any rights or benefits hereunder may be assigned by the Employer, except by operation of law. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributors, devisees and legatees.

     7.5.  Law Governing Agreement. This Agreement shall be governed by and
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construed in accordance with the laws of the State of Florida and Section 563.39
Chapter V, Title 12 of the Code of Federal Regulations.

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     Executed at Fort Piece, Florida as of the day and year first above written.

                                             HARBOR FEDERAL SAVINGS BANK

DATE September 13, 1995                      EMPLOYER:
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ATTEST:/s/ Christine Fowler              BY: /s/ Edward G. Enns
       --------------------                  ----------------------------------
       Secretary                             Edward G. Enns
                                             Chairman of the Board of Directors

                                             EMPLOYEE:

ATTEST:/s/ Christine Fowler                  /s/ Michael J. Brown, Sr.
       --------------------                  ----------------------------------
       Secretary                             Michael J. Brown, Sr.

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